UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT

PURSUANT TO SECTION 13 OR 14(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2004

COLLEGE PARTNERSHIP, INC.
(Name of small business issuer in its charter)

Nevada	0-30323	84-1416023
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

333 South Allison Parkway, Suite 100, Lakewood, CO 80225
(Address of principal executive offices)

(303) 804-0155
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 16, 2004, The Boards of Directors of College Partnership, Inc. and Waldrop Enterprises, Inc., d/b/a Vision Direct Marketing, entered into a stock purchase agreement for the acquisition of Waldrop Enterprises by College Partnership.  Pursuant to the agreement, College Partnership agreed to acquire the capital stock of Waldrop Enterprises for Series B Cumulative Convertible Preferred Stock and assumption of liabilities.  Waldrop Enterprises is a full service direct marketing company that provides consulting, marketing and call center services for clients. Waldrop Enterprise’s operations are in California.

     Upon closing of the transaction, Waldrop Enterprises will become one of our wholly owned subsidiaries.  The transaction is expected to close by mid-January 2005.

     Our agreement to acquire Waldrop Enterprises, which appears as Exhibit 10 to this report, is incorporated by reference in response to this Item 1.01.

Item 5.02.      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c) Effective December 16, 2004, College Partnership has appointed William H. Waldrop as Executive Vice President of Business Development and has appointed J. Wade Mezey as General Counsel and Vice President. Mr. Waldrop was also appointed as a member of the Board of Directors of College Partnership.

Mr. Waldrop (36) was the CEO/Chairman of Waldrop Enterprises, Inc., which was acquired by College Partnership on December 16, 2004. Mr. Waldrop, in addition to his title with College Partnership, will remain as CEO/President of Waldrop Enterprise, Inc., a wholly owned subsidiary of College Partnership. In his new position with College Partnership, Mr. Waldrop will assume the day-to-day operations of the College Partnership marketing and business development functions. Mr. Waldrop holds a B.S. from California State University, Long Beach and a M.B.A., with an emphasis in finance and entrepreneurship, from the University of Southern California.

Mr. Mezey (29) was the General Counsel and Vice President of Waldrop Enterprises, Inc., which was acquired by College Partnership on December 16, 2004. Mr. Mezey, in addition to his title with College Partnership, will remain as General Counsel and Vice President of Waldrop Enterprise, Inc., a wholly owned subsidiary of College Partnership. In his new position with College Partnership, Mr. Mezey will assume the day-to-day operations of the College Partnership legal functions. Mr. Mezey holds a B.S. from Virginia Commonwealth University, J.D. from New England School of Law, and an LL.M. in Securities and Financial Regulation from Georgetown University Law Center.

Our agreement to elect William H. Waldrop as an officer, which appears as Exhibit 99.2 to this report, is incorporated by reference in response to this Item 5.02.  Our agreement to elect J. Wade Mezey as an officer, which appears as Exhibit 99.3 to this report, is incorporated by reference in response to this Item 5.02.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

     (c)      See "Exhibit Index."

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

College Partnership, Inc.

Date:     December 22, 2004

By: /s/ John Schoonbrood

Name: John Schoonbrood

Title: Chief Financial Officer

EXHIBIT INDEX

All exhibits listed below will be filed within four business days by amendment to this Form 8-K.

10	Stock Purchase Agreement by and among College Partnership, Inc. and Waldrop Enterprises, Inc., dated as of December 15, 2004.

99.2	Employment Agreement, between William H. Waldrop and the Company, dated December 15, 2004.

99.3	Employment Agreement, between J. Wade Mezey, Esq. and the Company, dated December 15, 2004.